As filed with the Securities and Exchange Commission on March 31, 2017

 Registration No. 333-199186

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	3640	23-2596710
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

1350 Division Road, Suite 204

West Warwick, RI 02893

(321) 779-5520

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan

(Full title of the plan)

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Denis M. Murphy

Executive Vice President and Chief Financial Officer

1350 Division Road, Suite 204

West Warwick, RI 02893

(321) 779-5520

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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With a copy to:

Ryan R. Cox Haynes and Boone, LLP 2323 Victory Avenue, Suite 700 Dallas, TX 75219 (214) 651-5000

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY NOTE: DEREGISTRATION OF UNSOLD SECURITIES

Lighting Science Group Corporation (the “Company”) is filing these Post-Effective Amendments (the “Post-Effective Amendments”) on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.001 (the “Common Stock”), of up to 155,000,000 shares of Common Stock issuable by the Company pursuant to the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan (previously known as the Lighting Science Group Corporation 2008 Equity-Based Compensation Plan) previously registered by the Company pursuant to the following registration statements (collectively, the “Registration Statements”):

●	Registration Statement on Form S-8 (File No. 333-199186), filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2014;

●	Registration Statement on Form S-8 (File No. 333-172461), filed with the SEC on February 25, 2011;

●	Registration Statement on Form S-8 (File No. 333-171726), filed with the SEC on January 14, 2011; and

●	Registration Statement on Form S-8 (File No. 333-150628), filed with the SEC on May 5, 2008.

The Company has terminated all offerings of its Common Stock pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but which remain unsold and unissued under the Registration Statements as of the date hereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Warwick, State of Rhode Island, on March 31, 2017.

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Denis M. Murphy
Name:	Denis M. Murphy
Title:	Executive Vice President and Chief Financial Officer

Note: Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendments to the Registration Statement.